UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 21, 2015

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2015, the Board of Directors of Esterline Technologies Corporation (“Esterline”) appointed Roger A. Ross as Segment President, effective August 24, 2015 (the “Effective Date”). The appointment is part of a consolidation of the senior operational leadership structure of Esterline, as further described in this report.

Mr. Ross, 46, has served as Senior Vice President, Actuation and Propeller Systems of UTC Aerospace Systems, a division of United Technologies Corporation, a provider of a broad range of high-technology products and services to the global aerospace and building systems industries, since January 2014. From November 2013 to January 2014, Mr. Ross served as Vice President & General Manager, Aerostructures Aftermarket of UTC Aerospace Systems. From January 2010 to November 2013, Mr. Ross served as Vice President, Aerostructures Regional and Engine Programs at UTC Aerospace Systems and Goodrich Corporation, an aerospace and defense company that was acquired by United Technology Corporation in July 2012. Prior to this role, Mr. Ross served in other vice president and leadership roles at Goodrich Corporation since 1994. Mr. Ross holds a B.S. and M.S. in Mechanical Engineering from Colorado State University and an M.B.A. from the University of Colorado.

In connection with the new appointment, Mr. Ross agreed to the terms of an offer letter agreement with Esterline. Mr. Ross, like all other executive officers of Esterline, will serve at the pleasure of the Board of Directors. Pursuant to the offer letter, effective on the Effective Date, Mr. Ross will receive an annual base salary of $375,000. He will also receive a stock option to purchase 10,500 shares of Esterline common stock with an exercise price equal to the closing trading price of Esterline common stock on the Effective Date and an award of 4,200 restricted stock units. The stock options and the restricted stock unit award will be granted under the Esterline 2013 Equity Incentive Plan.

Pursuant to the offer letter, Mr. Ross will be eligible to participate in Esterline’s Annual Incentive Compensation Plan for fiscal year 2016, and his target will equal 55% of his base salary for fiscal year 2016. He will also be eligible to participate in Esterline’s Long Term Incentive Program (“LTIP”) beginning in fiscal year 2016, with a total annual target award of $450,000. The value of Mr. Ross’ LTIP award will be allocated 40% in performance shares (with a maximum award of 300% of the target opportunity), 35% in stock options and 25% in restricted stock units. In addition, Mr. Ross’ appointment to the LTIP for the fiscal 2014-2016 and fiscal 2015-2017 cycles will be phased in, enabling Mr. Ross to earn a prorated LTIP award at the end of fiscal years 2016 and 2017, depending on Esterline’s performance, as follows:

Performance Period	Target Opportunity	Form of Payment	Maximum Award
2014-2016	$60,000	Cash	400% of Target
2015-2017	$120,000	Performance Shares	300% of Target

Mr. Ross will also be eligible to participate in Esterline’s retirement, health care and other benefit plans and in the Supplemental Retirement Income Plan and the Supplemental Executive Retirement and Deferred Compensation Plan. Mr. Ross will also receive a car allowance of up to approximately $800 per month, before taxes. Esterline will also reimburse him for certain relocation expenses in accordance with standard corporate policy.

Upon the effectiveness of Mr. Ross’ appointment, and like Esterline’s arrangements with its other executive officers, Esterline and Mr. Ross will enter into a Termination Protection Agreement that provides in the event that Mr. Ross is terminated without cause or resigns for good reason within two years of a change of control, a lump sum payment equal to three times Mr. Ross’ annual base salary and annual incentive compensation, payment of certain legal fees and expenses associated with the termination and insurance benefits for the remainder of an initial two-year period.

The foregoing summary of the material terms of the offer letter is qualified in its entirety by the full text of the offer letter, which is filed with this report as Exhibit 10.1 and incorporated herein by reference

As part of the senior operational leadership consolidation, effective August 14, 2015, Frank E. Houston will retire from his position as President, Avionics & Controls Segment, and Alain M. Durand will resign from his position as President, Sensors & Systems Segment. Mr. Ross will have management responsibility for the Sensors

& Systems segment, and Albert S. Yost, Esterline’s President, Advanced Materials Segment, will assume management responsibility for the Avionics & Controls segment effective August 15, 2015, in addition to his management responsibility for the Advanced Materials segment. In connection with his retirement, Mr. Houston entered into a Retirement Transition Agreement and Release (the “Houston Agreement”). Pursuant to the Houston Agreement, effective August 15, 2015, Mr. Houston will remain employed as Senior Advisor until May 27, 2016. From August 15, 2015 until October 2, 2015, Mr. Houston will work on transitional matters and special projects on a full-time basis and continue to earn his current base salary and remain eligible for the fringe benefits he currently receives. From October 3, 2015 until May 27, 2016, Mr. Houston will work on a part-time basis and will be paid $9,500 per month in salary, plus $350 per hour if he works more than 10 hours per week, as such additional hours may be approved in advance by Esterline’s Chief Executive Officer. In October 2015, Mr. Houston will also be paid $8,500 to help cover the costs for COBRA coverage for himself and his qualified dependents for the period October 2015 through May 2016. Mr. Houston will remain eligible to receive any awards earned under Esterline’s 2015 Annual Incentive Compensation Plan (the “2015 Annual IC Plan”) and LTIP, but will not be appointed to participate in fiscal 2016 incentive plans.

Esterline entered into a Transition Agreement and Release (the “Durand Agreement”) with Mr. Durand in connection with his resignation to be effective August 14, 2015. Pursuant to the Durand Agreement, Mr. Durand is entitled to receive a payment equal to $493,334, which was determined based on one year of Mr. Durand’s annual base salary plus 50% of the average actual award Mr. Durand earned under Esterline’s Annual Incentive Compensation Plans for fiscal 2013 and fiscal 2014. Mr. Durand will serve as a Senior Advisor through December 31, 2015, and a portion of the above amount will be paid as current base salary on regular payroll periods during his service as a Senior Advisor. The balance of the amount will be paid to Mr. Durand in January 2016. Mr. Durand will also be paid $16,700 to help cover the costs for COBRA coverage for himself and his qualified dependents for the period January 2016 through August 2016 and be eligible to receive executive outplacement services and income tax return preparation services. Mr. Durand will remain eligible to receive health insurance coverage through December 2015 and to receive any awards earned under Esterline’s 2015 Annual IC Plan and LTIP, but will not be appointed to fiscal 2016 incentive plans.

In exchange for the payments made to Mr. Houston and Mr. Durand under the Houston Agreement and the Durand Agreement, respectively, each of Mr. Houston and Mr. Durand provided a waiver and release of all potential claims against Esterline, if any, and is subject to certain confidentiality, non-solicit, non-disparagement and non-competition obligations.

The foregoing summaries of the material terms of the Houston Agreement and Durand Agreement are qualified in their entirety by the full text of the Houston Agreement and Durand Agreement, which are filed with this report as Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 13, 2015, Esterline issued a press release regarding the senior operational leadership changes described in this report, which is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter from Esterline Technologies Corporation to Roger Ross dated July 27, 2015.

10.2	Retirement Transition Agreement and Release between Esterline Technologies Corporation and Frank Houston effective August 14, 2015.

10.3	Transition Agreement and Release between Esterline Technologies Corporation and Alain Durand effective August 14, 2015.

99.1	Press release issued by Esterline Technologies Corporation dated August 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: August 13, 2015	By:	/s/ MARCIA J. MASON
Name: Marcia J. Mason
Title: Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter from Esterline Technologies Corporation to Roger Ross dated July 27, 2015.

10.2	Retirement Transition Agreement and Release between Esterline Technologies Corporation and Frank Houston effective August 14, 2015.

10.3	Transition Agreement and Release between Esterline Technologies Corporation and Alain Durand effective August 14, 2015.

99.1	Press release issued by Esterline Technologies Corporation dated August 13, 2015.